EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Post-Effective Amendment No. 2 to Registration Statement No. 333-60151 on Form S-8 regarding the AK Steel Holding Corporation Stock Incentive Plan,

(2)
Post-Effective Amendment No. 1 to Registration Statement No. 333-82035 on Form S-8 regarding the 1993 Long-Term Incentive Plan of Armco Inc., the Amended 1993 Long-Term Incentive Plan of Armco Inc., the 1996 Incentive Plan of Armco Inc., and Armco Inc. and Subsidiaries 1988 Stock Option Plan,

(3)	Post-Effective Amendment No. 4 to Registration Statement No. 333-04505 on Form S-8 regarding the AK Steel Holding Corporation Stock Incentive Plan,

(4)	Post-Effective Amendment No. 7 to Registration Statement No. 33-84578 on Form S-8 regarding the AK Steel Holding Corporation 1994 Stock Incentive Plan,

(5)	Registration Statement No. 333-124296 on Form S-8 regarding the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(6)	Post-Effective Amendment No. 1 to Registration Statement No. 333-166303 on Form S-3 regarding the offering of 500,000 Shares of AK Steel Holding Corporation Common Stock,

(7)	Registration Statement No. 333-168541 on Form S-8 regarding the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

of our reports dated February 21, 2014, with respect to the consolidated financial statements of AK Steel Holding Corporation and the effectiveness of internal control over financial reporting of AK Steel Holding Corporation included in this Annual Report (Form 10-K) of AK Steel Holding Corporation for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
February 21, 2014